EXHIBIT C

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 19 to the Registration Statement on Form S-6 (File No. 2-98441) of our report dated February 9, 2001, relating to the financial statements of Sentry Variable Life Account I, and of our report dated February 16, 2001, relating to the financial statements of Sentry Life Insurance Company, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PricewaterhouseCoopers LLP
April 25, 2001